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EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker HTS GmbH (1)	Germany
Bruker Advanced Supercon GmbH (2)	Germany
Bruker EAS GmbH (2)	Germany
Hydrostatic Extrusions Ltd. (1)	United Kingdom
RI Research Instruments GmbH (3)	Germany
Bruker AXS Inc.	Delaware, U.S.A.
Bruker AXS GmbH (4)	Germany
Bruker Austria GmbH (5)	Austria
Bruker AXS Analytical Instruments Pvt. Ltd. (5)	India
Bruker AXS Nordic AB (5)	Sweden
Bruker AXS SAS (5)	France
Bruker Baltic OU (5)	Estonia
Bruker do Brasil Ltda. (5)	Brazil
Bruker Elemental GmbH (5)	Germany
Bruker Nano GmbH (6)	Germany
Bruker Mexicana S.A. de C.V. (5)	Mexico
Bruker Polska Sp. Z o.o. (5)	Poland
Bruker South Africa (Pty) Ltd. (5)	South Africa
InCoaTec GmbH (7)	Germany
Bruker AXS Handheld Inc. (8)	Delaware, U.S.A.
Bruker AXS K.K. (8)	Japan
Bruker Nano, Inc. (8)	Arizona, U.S.A.
Vutara LLC (9)	Delaware, U.S.A.
Bruker BioSciences Securities Corporation	Massachusetts, U.S.A.
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker Invest AG (10)	Switzerland
Bruker BioSpin AG (11)	Switzerland
Bruker Espanola S.A. (11)	Spain
Bruker BioSpin International AG (11)	Switzerland
Bruker (Malaysia) SDN BHD (12)	Malaysia
Bruker Singapore Pte. Ltd. (12)	Singapore
Bruker (Beijing) Scientific Technology Co., Ltd. (13)	China
Bruker Ltd. (12)	Russia
Bruker India Scientific PVT, Ltd. (12)	India
Bruker India Suppliers PVT, Ltd. (14)	India
Bruker BioSpin K.K. (11)	Japan
Bruker Korea Co. Ltd. (11)	Korea
Bruker BioSpin MRI GmbH (11)	Germany
Bruker BioSpin MRI Inc. (11)	Massachusetts, U.S.A.
Bruker BioSpin Scandinavia AB (11)	Sweden
Bruker Nederland B.V. (11)	Netherlands
Bruker Ltd. (11)	Canada
Bruker UK Ltd. (11)	United Kingdom
Bruker AXS Ltd. (15)	United Kingdom
Oxford Research Systems Ltd. (16)	United Kingdom
Bruker PTY Ltd. (11)	Australia
Bruker BioSpin S.A. (11)	France
Bruker Belgium S.A./N.V. (11)	Belgium

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Italia S.r.l. (11)	Italy
Bruker Portugal Unipessoal LDA (11)	Portugal
Bruker Scientific Instruments Hong Kong Co., Ltd. (11)	Hong Kong
Bruker MicroCT N.V. (11)	Belgium
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi (11)	Turkey
Bruker Scientific Israel Ltd. (11)	Israel
Bruker JV Israel Ltd. (17)	Israel
Bruker JV UK Ltd. (18)	United Kingdom
Bruker Physik GmbH (19)	Germany
Bruker BioSpin GmbH (20)	Germany
Bruker Daltonics Inc.	Delaware, U.S.A.
Bruker Daltonik GmbH (21)	Germany
Bruker s.r.o. (22)	Czech Republic
Bruker Daltonics India Pvt. Ltd. (22)	India
Bruker Taiwan Co. Ltd. (23)	Taiwan
Bruker Daltonics K.K. (23)	Japan
Bruker Daltonics Pty. Ltd. (23)	South Africa
Bruker Daltonics Scandinavia AB (23)	Sweden
Bruker Chemical Analysis B.V. (23)	Netherlands
Bruker Daltonics GmbH (23)	Switzerland
Bruker Daltonics Ltd. (23)	United Kingdom
Bruker Daltonics S.r.l. (23)	Italy
Bruker Daltonique S.A. (23)	France
Bruker Panama S. de R.L. (24)	Panama
Bruker Detection Corporation (23)	Massachusetts, U.S.A.
Bruker Optics Inc.	Delaware, U.S.A.
Bruker Optics K.K. (25)	Japan
Bruker Optics GmbH (25)	Switzerland
Bruker Optik GmbH (25)	Germany
Bruker Optics Scandinavia AB (26)	Sweden
Bruker Optics Ukraine (26)	Ukraine
Bruker Optics B.V. (26)	Netherlands
Bruker Hong Kong Limited (26)	Hong Kong
Bruker Optique SA (26)	France
Bruker Finance B.V.	Netherlands

(1)
These entities are wholly-owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)
These entities are wholly-owned subsidiaries of Bruker HTS GmbH.

(3)
RI Research Instruments GmbH is an indirect subsidiary of Bruker Energy & Supercon Technologies, Inc. RI Research Instruments GmbH is 51% owned by Bruker Energy & Supercon Technologies, Inc.

(4)
Bruker AXS GmbH is 90% owned by Bruker AXS Inc. and 10% owned by Bruker Corporation.

(5)
These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(6)
Bruker Nano GmbH is a wholly-owned subsidiary of Bruker Elemental GmbH.

(7)
InCoaTec GmbH is an indirect subsidiary of Bruker AXS GmbH. InCoaTec GmbH is owned 66% by Bruker AXS GmbH.

(8)
These entities are wholly-owned subsidiaries of Bruker AXS Inc.

(9)
Vutara LLC is a wholly-owned subsidiary of Bruker Nano, Inc.

(10)
Bruker Invest AG is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.

(11)
These entities are wholly-owned subsidiaries of Bruker Invest AG.

(12)
These entities are wholly-owned subsidiaries of Bruker BioSpin International AG.

(13)
Bruker (Beijing) Scientific Technology Co., Ltd. is a wholly-owned subsidiary of Bruker Singapore Pte. Ltd.

(14)
Bruker India Suppliers PVT, Ltd. is a wholly-owned subsidiary of Bruker India Scientific PVT, Ltd.

(15)
Bruker AXS Ltd. is a wholly-owned subsidiary of Bruker UK Ltd.

(16)
Oxford Research Systems, Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(17)
Bruker JV Israel Ltd. is a wholly-owned subsidiary of Bruker Scientific Israel Ltd.

(18)
Bruker JV UK Ltd. is a wholly-owned subsidiary of Bruker JV Israel Ltd.

(19)
Bruker Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(20)
Bruker BioSpin GmbH is a wholly-owned subsidiary of Bruker Physik GmbH.

(21)
Bruker Daltonik GmbH is 90% owned by Bruker Daltonics Inc. and 10% owned by Bruker Corporation.

(22)
These entities are wholly-owned subsidiaries of Bruker Daltonik GmbH.

(23)
These entities are wholly-owned subsidiaries of Bruker Daltonics Inc.

(24)
Bruker Panama S. de R.L. is 99.99% owned by Bruker Daltonics Inc. and 0.01% owned by Bruker Corporation.

(25)
These entities are wholly-owned subsidiaries of Bruker Optics Inc.

(26)
These entities are wholly-owned subsidiaries of Bruker Optik GmbH.

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  EXHIBIT 21.1
SUBSIDIARIES OF BRUKER CORPORATION